Exhibit 99.1

Cross Country Healthcare Announces Organizational Changes to Support Expanded Nationwide Platform and Enhance Operational Focus

William J. Burns, former Chief Financial Officer, appointed to newly created Chief Operating Officer role

Christopher R. Pizzi, former Corporate Controller, appointed as Senior Vice President and Chief Financial Officer

Nurse and Allied Staffing businesses to be split into two divisions with separate leadership

BOCA RATON, Fla., Jan. 25, 2018 /PRNewswire/ -- Cross Country Healthcare, Inc. (the "Company") (Nasdaq: CCRN) today announced organizational changes to support growth while increasing focus on operational execution and profitability.

Cross Country Healthcare is a leading nationwide platform providing innovative and value-added staffing and workforce solutions to hospitals and healthcare facilities across the country. Since 2013, under the leadership of Chief Executive Officer William J. Grubbs, the Company has increased its market share of the approximately $16 billion healthcare staffing market, while more than doubling revenue and increasing Adjusted EBITDA from $4 million to over $40 million.1 During this time, the Company has reached a number of significant milestones, including:

  Growing Travel Nurse and Allied revenues by more than 50%
  Becoming the largest provider of per diem staffing in the U.S.
  Building one of the nation's largest branch networks with more than 70 locations, responding to the shift from acute care to ambulatory and outpatient facilities
  Achieving a significant increase in revenue and spend under management through a portfolio of more than 80 active Managed Service Programs (MSPs)
  Diversifying into the high growth, high margin Education Healthcare Staffing business

To support our expanded nationwide platform and enhance operational focus, the Company has created the role of Chief Operating Officer, a dedicated senior executive who will drive efficiencies and improvements. All current lines of business will report directly to the Chief Operating Officer. Additionally, Cross Country Staffing, the Company's legacy nurse and allied business, has been split into two divisions – (1) travel nurse and allied and (2) branch operations. These divisions will be managed by two newly appointed presidents and continue to be reported in the Company's nurse and allied segment. Splitting the Company's legacy nurse and allied business into two divisions with separate leadership will provide greater operational focus to these divisions.

As a result of these changes:

  William J. Burns, the Company's former Executive Vice President and Chief Financial Officer, has been appointed as the Company's Executive Vice President and Chief Operating Officer. Prior to joining the Company in April 2014, Mr. Burns served as Group Vice President and Corporate Controller for Gartner, Inc., a technology research and advisory firm. In his four years as Chief Financial Officer, Mr. Burns gained valuable experience and an in depth understanding of the Company and the markets it serves. The Company believes this, coupled with his outstanding leadership skills and strong financial acumen, will give him the ability to drive performance at each division.
  Christopher R. Pizzi, the Company's former Corporate Controller, has been named Senior Vice President and Chief Financial Officer of the Company. Mr. Pizzi joined the Company in December 2014 as Vice President of Finance and Corporate Controller. He is a Certified Public Accountant and has held several senior-level accounting and finance positions over the past 20 years in the financial services, technology and healthcare industries, most recently with Health Management Associates, Inc.
  Buffy S. White, who has served as the Company's Senior Vice President, Recruiting Strategy and Operations since September 2016, has been promoted to President – Travel Nurse and Allied. Prior to joining the Company, Ms. White served in various capacities at Pontoon and Adecco since 2006, most recently as Executive Vice President, Global Services and Solutions Consulting.
  Marisa Zaharoff has been promoted from Senior Vice President, Branch Operations to President – Branch Operations. Ms. Zaharoff, a registered nurse, has been managing the Company's branch network since 2014. Prior to joining the Company, Ms. Zaharoff was an executive with Medical Staffing Network, which was acquired by Cross Country Healthcare in 2014.

"We are proud of the deep bench of professional talent here at Cross Country and believe we have the right team and the right organizational structure to strengthen our position in the growing healthcare staffing market," said Chief Executive Officer William J. Grubbs, "I am confident these changes will make us a more productive company with sharper execution and greater profitability."

FOURTH QUARTER AND FY2017 EARNINGS CALL

Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and full year 2017 financial results on March 1, 2018 at 9:00 a.m. Eastern Time. Cross Country Healthcare, Inc. (the "Company") intends to distribute its earnings press release after the close of business on February 28, 2018.

This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 800-857-6331 from anywhere in the U.S. or by dialing 517-623-4781 from non-U.S .locations - Passcode: Cross Country. A replay of the webcast will be available from March 1, 2018 through March 15, 2018 at the Company's website and a replay of the conference call will be available by telephone by calling 866-357-1431 from anywhere in the U.S. or 203-369-0188 from non-U.S. locations - Passcode: 2018.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare is a national leader in providing innovative healthcare workforce solutions and staffing services. Our solutions leverage our nearly 40 years of expertise and insight to assist clients in solving complex labor-related challenges while maintaining high quality outcomes. We are dedicated to recruiting and placing highly qualified healthcare professionals in virtually every specialty and area of expertise. Our diverse client base includes both clinical and nonclinical settings, servicing acute care hospitals, physician practice groups, outpatient and ambulatory-care centers, nursing facilities, both public schools and charter schools, rehabilitation and sports medicine clinics, government facilities, and homecare. Through our national staffing teams and network of 76 office locations, we are able to place clinicians on travel and per diem assignments, local short-term contracts and permanent positions. We are a market leader in providing flexible workforce management solutions, which include managed services programs (MSP), internal resource pool consulting and development, electronic medical record (EMR) transition staffing, recruitment process outsourcing, predictive modeling and other outsourcing and consultative services. In addition, we provide both retained and contingent placement services for healthcare executives, physicians, and other healthcare professionals.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release references non-GAAP financial measures as previously reported in prior Company filings. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

CONTACT:

Cross Country Healthcare, Inc.
William J. Grubbs, 561-237-6202
President and Chief Executive Officer
wgrubbs@crosscountry.com

1 As of the twelve months ended September 30, 2017. See Non-GAAP financial measures